September 24, 1997


          United Artists Theatre Circuit, Inc.
          9110 East Nichols Avenue
          Suite 200
          Englewood, CO 80112
          Attention: Kurt C. Hall

          Fondo Optima, S.A. de C.V.
          c/o Cinemas United Artists
          Camino A. Santa Teresa No. 1040, 8 Piso
          Col. Jardines en la Montana
          Delegacion Tlalpan
          14210 Mexico, D.F.
          Attention: Ing. Carlos Walther

                    Amendment No. 1 to Stock Purchase Agreement

          Gentlemen:

               Reference is made to the Stock Purchase Agreement, dated as of July 25, 1997, by and among General Cinema International, Inc., United Artists Theatre Circuit, Inc., Fondo Optima, S.A. de C.V. and others (the "Agreement"). Capitalized terms used herein, unless otherwise defined herein, shall have the meaning given them in the Agreement.

               By our letter dated July 25, 1997 (the "July 25 Letter"), we provided notice of objection under Section
          7.4 and Schedule 7.4 of the Agreement with respect to certain matters. We also refer to our letter dated August 8, 1997 (the "August 8 Letter"), in which we have raised certain concerns in connection with certain other matters.

               This confirms the Parties' agreement as follows:

               1. Pursuant to Section 7.4 of the Agreement and notwithstanding our having sent the July 25 Letter and the August 8 Letter, the Parties ratify and confirm in all respects the continued effectiveness of the Agreement, as amended hereby.

               2. Section 3.1 of the Agreement "Time and Place of Closing" be amended and restated in its entirety as follows:

                    "3.1 Time and Place of Closing. Upon the terms of, and subject to the satisfaction (or waiver pursuant to Section 14.9 hereof) of the conditions contained in this Agreement, the closing (the "Closing") of the transactions contemplated by this Agreement (1) relating to the Mexican Shares will take place at the offices of White & Case, S.C., Torre Optima, Paseo de la Palmas 405-6 Piso, Col. Lomas de Chapultepec, 11000 Mexico, D.F.; (2) relating to the CUAA Shares will take place at the offices of Munoz De Toro & Munoz De Toro, Alicia Moreau De Justo, Loft 212, Puerto Madero, 1107 - Buenos Aires, Argentina; and (3) in all other respects at the offices of Skadden, Arps, Slate, Meagher & Flom LLP at 919 Third Avenue, New York, NY, or at such other place as the parties may mutually agree, simultaneously on September 26, 1997 (the "Closing Date")."

               3. The Parties hereby agree that all references in the Agreement to August 22, 1997 or to the "Closing Date" shall in each case be deemed to be references to September 26, 1997.

               4. Pursuant to Section 14.1(b) of the Agreement, the Parties hereby agree and confirm that they shall treat the Agreement as relating to the sale of the CUAA Shares and the Mexican Shares only and to close such sales, subject to the terms and conditions of the Agreement as amended hereby, without regard to the provisions of the Agreement relating to the UATC Shares.

               5.   References to "October 31, 1997" in Section
          12.1 of the Agreement are hereby amended to "December 31, 1997."

               6.   Schedule 6.1(c) is hereby amended as attached.

               7. Pursuant to Section 2.3 of the Agreement, the Buyer has elected to acquire from UA Mexico the accounts receivable owned by UA Mexico and due from Cinemas, and in connection therewith, UA agrees that it shall cause UA Mexico to execute and deliver any and all documents necessary to effectuate such transfer; provided, however, that UA Mexico shall and hereby does retain for itself an amount of such receivable equal to fifty percent (50%) of the Cinemas VAT Intercompany Receivable, which UA acknowledges shall be payable only to the extent of fifty percent (50%) of the Construction Program VAT Refund as such amount is paid to Cinemas.

               8. The Parties hereby agree that the purchase price for the CUAA Shares shall be adjusted as provided in Schedule 8 attached hereto.

               Your agreement and acceptance of the foregoing is signified by your signatures below. Please sign and return to us one of the enclosed copies of this letter (as well as the attached confirmation of guarantees, where appropriate), which shall thereupon become a binding Amendment No. 1 to the Agreement.

                                        Very truly yours,

          UNITED ARTISTS THEATRE        GENERAL CINEMA
           CIRCUIT, INC.                INTERNATIONAL, INC.

          By: /s/ R.E. Hardy            By: /s/ G. Gail Edwards
              Name: R.E. Hardy              Name: G. Gail Edwards
              Title: Executive Vice         Title: VP and Chief
                      President                      Financial Officer


          UA MEXICO HOLDINGS, S.A.      UATC EUROPE B.V.
           DE C.V.

          By: /s/ R.E. Hardy            By: /s/ R.E. Hardy
              Name: R.E. Hardy              Name: R.E. Hardy
              Title:                        Title: Director


          FONDO OPTIMA, S.A. de C.V.

          By: /s/ Carlos Walther Esquer
               Name: Carlos Walther Esquer
               Title:   Director


               The undersigned consents to the attached Amendment No. 1 to the Agreement (as amended) and hereby ratifies and confirms its (1) guarantee of the performance of all the obligations of General Cinema International, Inc. under the Agreement (as amended), (2) agreement to be bound as if it were a Party by the dispute resolution and arbitration provisions set forth in Section 14.2 of the Agreement, and (3) representations and warranties to the Shareholders as to itself as are contained in Sections 5.1, 5.2 and 5.3 of the Agreement.

                                 GC COMPANIES, INC.

                                 By: /s/ G. Gail Edwards
                                     Name:  G. Gail Edwards
                                     Title: Vice President and Chief
                                             Financial Officer


               The undersigned consents to the attached Amendment No. 1 to the Agreement (as amended) and hereby ratifies and confirms its (1) guarantee of the performance of all the obligations of Fondo Optima, S.A. de C.V. under the Agreement (as amended), (2) agreement to be bound as if it were a Party by the dispute resolution and arbitration provisions set forth in Section 14.2 of the Agreement, and (3) representations and warranties to the Buyer as to itself as are contained in Sections 4.2 (a), 4.2(b) and 4.2(c) of the Agreement.

                                  BUFETE INDUSTRIAL S.A.

                                  By: /s/ Jose Mendoza Fernandez
                                      Name: Jose Mendoza Fernandez
                                      Title:   Chairman


          cc:  Jeffrey W. Tindell, Esq. (via facsimile)
               Skadden, Arps, Slate, Meagher & Flom LLP
               919 Third Avenue
               New York, NY 10022

               Gene Hardy, Esq.  (via facsimile)
               United Artists Theatre Circuit, Inc.
               9110 East Nichols Ave., Suite 200
               Englewood, CO 80112

               Alberto Sepulveda de la Fuente (via facsimile)
               White & Case, S.C.
               Torre Optima
               Paseo de las Palmas 405 - 6 Piso
               Col. Lomas de Chapultepec
               11000 Mexico, D.F.